As filed with the Securities and Exchange Commission on March 24, 2004
                                                                                                                                                                                Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

RF MONOLITHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-1638027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4441 Sigma Road, Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

1994 EMPLOYEE STOCK PURCHASE PLAN

1997 EQUITY INCENTIVE PLAN

(Full title of the plans)

David M. Kirk, President and Chief Executive Officer

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

(972) 233-2903

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Morton PLLC Attn: Stephen C. Morton, Esq. 12222 Merit Drive, Suite 1270 Dallas, Texas 75251	Hunton & Williams LLP Attn: Robert J. Conner, Esq. 1601 Bryan Street, 30th Floor Dallas, Texas 75201

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock and Stock Options, par value $ .001 per share.	350,000 shares	$10.92	$3,822,000	$485.00

(1)   The aggregate number of shares to be issued under the plans described above pursuant to this registration statement.  Does not include an additional aggregate amount of (a) up to 119,000 shares available for offer and sale but not issued or subject to outstanding options as of March 24, 2004, under the Registrant’s 1994 Non-Employee Directors’ Stock Option Plan (“Prior Plan”) and (b) up to 248,768 shares subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (as a result of cancellations or expirations of options) (collectively, the “Carried Forward Shares”), all of which werepreviously registered under Registration Statement Nos. 333-83492, 333-34912 and 333-104021 (collectively, the “Prior Registration Statements”) on Form S-8 and a registration fee in the aggregate amount of $807.14 was previously paid with the filing of the Prior Registration Statements relating to such shares.  The Carried Forward Shares are being carried forward from the Prior Registration Statements in accordance with the principles set forth in Interpretations 89 and 90 under Section G “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission.  See “Explanatory Note.”

(2)   Estimated, pursuant to Rule 457(c) and (h) of the Securities Act, solely for the purpose of determining the registration fee (based on the average of the high and low price per share of Common Stock of RF Monolithics, Inc. reported on the NASDAQ national market on March 19, 2004).

EXPLANATORY NOTE

                This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8 to register the offer and sale of 350,000 of the Registrant’s Common Stock, $.001 par value per share (“Shares”), of which 150,000 are registered for offer and sale pursuant to the Registrant’s 1994 Employee Stock Purchase Plan and 200,000 are registered for offer and sale pursuant to the Registrant’s 1997 Equity Incentive Plan.  The full registration fee for the registration of the Shares is being paid herewith.

                The Registrant previously filed  registration statements on Form S-8 on August 30, 1994, April 17, 2000 and March 25, 2003 (File Nos. 333-83492, 333-34912 and 333-104021, respectively) (collectively, the “Prior S-8s”) to register the offer and sale of shares of the Registrant’s Common Stock, $.001 par value per share, for issuance pursuant to the Registrant’s 1994 Non-Employee Directors’ Stock Option Plan (“Prior Plan”) (a registration fee in the aggregate of $807.14 was previously paid with the filing of the Prior S-8s relating to such shares).  The Registrant is filing amendments to post-effectively amend the Prior S-8s, contemporaneously with the filing of this Registration Statement, to provide that (a)   up to 119,000 shares available for offer and sale but not issued or subject to outstanding options as of March 24, 2004, under the Prior Plan will no longer be issued under the Prior Plan but may be issued under the Registrant’s 1997 Equity Incentive Plan, and (b) up to 248,768 shares subject to outstanding awards under the Prior Plan that subsequently cease to be subject to such awards (as a result of cancellations or expirations of options) will no longer be available for issuance under the Prior Plan, but will be available for offer and sale under the Registrant’s 1997 Equity Incentive Plan (“Carried Forward Shares”).  On January 21, 2004, the Registrant’s stockholders approved the carry forward by the Registrant of the Carried Forward Shares as described in this explanatory note.

                In accordance with the principles set forth in Interpretations 89 and 90 under Section G “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission and General Instruction E to Form S-8, the Carried Forward Shares are being carried forward from the Prior S-8s to this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NOS.

33-83492; 333-01420; 333-23669; 333-59643, 333-83689;  333-34912; 333-58530; 333-84612; AND 333-104021

The contents of Registration Statement on Form S-8 Nos. 33-83492; 333-01420; 333-23669; 333-59643; 333-83689; 333-34912; 333-58530; 333-84612; and 333-104021 filed with the Securities and Exchange Commission on August 30, 1994; February 14, 1996; March 20, 1997; July 23, 1998; July 23, 1999; April 17, 2000; April 9, 2001; March 20, 2002; and March 25, 2003, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit No.

Description

5.1	Opinion of Morton PLLC
23.1	Consent of Morton PLLC (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see signature page)

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 24, 2004.

RF MONOLITHICS, INC.

By: /s/ David M. Kirk

                         David M. Kirk, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

370: 388:
Signature	Title	Date
/s/ David M. Kirk (David M. Kirk, President and Chief Executive Officer)	PrincipalExecutiveOfficerandDirector	March 24, 2004
/s/ Harley E Barnes, III (Harley E Barnes, III, Chief Financial Officer)	Principal Financial Officer	March 24, 2004
/s/ James P. Farley (James P. Farley, Vice President and Controller)	Controller	March 24, 2004
/s/ Michael R. Bernique (Michael R. Bernique, Chairman of the Board)	Director	March 24, 2004
/s/ Dean C. Campbell (Dean C. Campbell)	Director	March 24, 2004

INDEX TO EXHIBITS

Exhibit No.

Description

5.1	Opinion of Morton PLLC
23.1	Consent of Morton PLLC (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page)